EXHIBIT 23.1

Consent of  Independent  Registered  Public  Accounting  Firm

The Board of Directors

Reliance Steel & Aluminum Co.:

We consent to the incorporation by reference in the registration statements on Form S‑3 (No. 333‑187666), Form S‑4 (No. 333‑139790), and Form S‑8 (Nos. 333‑136290, 333‑147226, 333-202783, 333-204295, and 333-204670) of Reliance Steel & Aluminum Co. of our reports dated February 27, 2020, with respect to the consolidated balance sheets of Reliance Steel & Aluminum Co. and subsidiaries as of December 31, 2019 and 2018,  the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three‑year period ended December 31, 2019, and the related notes and financial statement schedule of valuation and qualifying accounts (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Reliance Steel & Aluminum Co.

Our report dated February 27, 2020 refers to a change in Reliance Steel & Aluminum Co.’s method of accounting for leases as of January 1, 2019 due to the adoption of the Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842) and all related amendments.

5
/s/ KPMG LLP

Los Angeles, California
February 27, 2020